                                                                  EXECUTION COPY

                                                                       Exhibit 5


         THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.



                               OPTION CERTIFICATE

No. _________                                                   JANUARY 31, 2003

                                  NYMAGIC, INC.
                          COMMON STOCK PURCHASE OPTION

     This Common Stock Purchase Option certifies that Conning Capital Partners VI, L.P., a Delaware limited partnership ("Conning"), or its registered assigns, is entitled at any time on or after the date hereof and prior to 5:00 p.m. (New York time) on the Expiration Date, to purchase from Blackman Investments, LLC, a Connecticut limited liability company (the "Shareholder"), up to an aggregate of one hundred thousand (100,000) fully paid and nonassessable shares of Common Stock, $1.00 par value (the "Common Stock"), of NYMAGIC, INC., a New York corporation (the "Company"), at an initial purchase price per share of Common Stock equal to (w) $19.75 plus (x) the Quarterly Increase minus (y) the aggregate amount of any cash dividends paid per share on the Common Stock after the date of issuance of this Option (the "Exercise Price"). The number of shares of Common Stock that may be purchased upon exercise of this Option set forth above, and the Exercise Price (including the Quarterly Increase) per share of Common Stock set forth above, are subject to adjustment as hereinafter provided.

1.   EXERCISE OF OPTIONS; EXERCISE PRICE

     1.01 Exercise of Options. At any time on or after the date hereof until the Expiration Date, the holder of this Option may exercise the rights evidenced hereby in whole or in part, by surrender of this Option, with an election to purchase (a form of which is attached hereto in Exhibit A) attached thereto duly executed, to the Shareholder at its office referred to in Section 5.03 hereof, together with payment of the Exercise Price (payable as set forth below) for each share of Common Stock as to which this Option is exercised. The Exercise Price shall be payable (including any combination of) (x) in cash or by certified or official bank check payable to the order of the Shareholder or by wire transfer of immediately available funds to the account of the Shareholder or (y) by delivery of Options to the Shareholder for cancellation in accordance with the following formula: in exchange for each share of Common Stock issuable upon exercise of each Option any holder thereof so delivers for cancellation, such holder shall receive such number of shares of Common Stock as is equal to the product of (i) the number of shares of Common Stock issuable upon exercise of such Option at such time multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per share of Common Stock at such time minus the Exercise Price per share of Common Stock at such time, and the denominator of which is the Fair Market Value per share of Common Stock at such time. Notwithstanding any other provision hereof, if an exercise of any portion of this Option is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock or otherwise), such exercise may at the election of the holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to consummation of such transaction.

     1.02 Issuance of Common Stock. Upon timely receipt of this Option, with the form of election to purchase duly executed, and accompanied by payment of the Exercise Price for each of the shares to be purchased in the manner provided in
Section 1.01, the Shareholder shall thereupon promptly cause certificates (duly endorsed or accompanied by appropriate instruments of transfer) for the number of shares of Common Stock then being purchased to be delivered within ten (10) business days to or upon the order of the registered holder of this Option. Upon such delivery by the Shareholder, good and valuable title to such Option Shares shall pass and vest unconditionally in holder, free and clear any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind and any other defects whatsoever ("Encumbrances").

     1.03 Unexercised Options. In case the registered holder of this Option shall purchase less than all the shares of Common Stock purchasable thereunder, a new Option evidencing the right to purchase the remaining shares of Common Stock hereunder shall be issued by the Shareholder to the registered holder of this Option or to its duly authorized assigns within three (3) business days.

     1.04 Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock is issued upon the exercise of this Option shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated the date upon which this Option was duly surrendered with an election to purchase attached thereto duly executed and payment of the aggregate Exercise Price (and any applicable transfer taxes, if payable by such Person) was made in accordance with the terms hereof. Prior to exercise, the holder of this Option shall not be entitled to any rights of a shareholder of the Company with respect to the shares for which this Option shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein or in any other applicable agreement between the Company and such holder.

2. RESERVATION OF COMMON STOCK; TRANSFER OF OPTIONS; TRANSFER TAXES; LISTING; CERTAIN ACTIONS PROHIBITED

     2.01 Reservation of Common Stock. The Shareholder shall at all times beneficially own, reserve, hold and keep available out of its beneficially owned shares of Common Stock, solely for the purpose of effecting the exercise of the Options, such number of its shares of Common Stock as shall from time to time be the maximum amount which may be required to effect the exercise of all outstanding Options. Except as contemplated by these Options, the Shareholder shall not until Expiration Date take any action that would in any way restrict, limit or interfere with the performance of its obligations or the transactions hereunder.

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

     2.02 Common Stock to be Duly Authorized and Issued, Fully Paid and Nonassessable. The Shareholder covenants and agrees that it will take all such action necessary to ensure that all shares of Common Stock delivered upon the exercise of any Options, at the time of delivery of the certificates for such shares, shall be duly and validly authorized and issued and fully paid and nonassessable and the delivery of such shares will not be subject to preemptive or other similar contractual rights of any other shareholder of the Company and shall be free of any and all Encumbrances.

     2.03 Transfer, Split Up, etc. This Option may be transferred, split up, combined or exchanged for another Option or Options, entitling the registered holder or transferee thereof to purchase a like number of shares of Common Stock as the Option or Options surrendered then entitled such registered holder to purchase; provided, however, this Option may only be transferred, in whole or in part, to any Person, but only with respect to the transferring holder's Options to purchase an aggregate of 50,000 or more Option Shares. Any registered holder desiring to transfer, split up, combine or exchange this Option shall make such request in writing delivered to the Shareholder, and shall surrender the Option or Options to be transferred, split up, combined or exchanged at the office of the Shareholder referred to in Section 5.03 hereof. Thereupon the Shareholder shall deliver promptly to the Person entitled thereto (as set forth in the written notice) an Option or Options, as the case may be, as so requested.

     2.04 Transfer Taxes. The Shareholder covenants and agrees that it will pay, subject to a cap under which the Shareholder's liability for such taxes is limited to $1,000, all federal, state and local transfer, sales or similar taxes or charges that may be payable in respect of the initial issuance or delivery of
(a) each Option or (b) each share of Common Stock transferred upon the exercise of any Option; provided that the $1,000 limitation described above will not apply to (i) any such taxes that would not have been imposed but for some connection between the Shareholder and the taxing jurisdiction (other than the transfer of shares of Common Stock upon the exercise of any Option) and (ii) any such taxes imposed as a result of an aggregation of transfers occurring on the exercise of an Option with other transfers made by the Shareholder or any Person related to the Shareholder. The holder shall pay all federal, state and local transfer, sales or similar taxes or charges that may be payable in respect of the initial issuance or delivery of (a) each Option or (b) each share of Common Stock transferred upon the exercise of any Option that the Shareholder is not responsible for paying pursuant to the terms of the preceding sentence. The Shareholder will not, however, be responsible under this Section 2.04 for any tax imposed as a result of the transfer or delivery of shares of Common Stock upon an exercise of an Option to any Person other than the registered holder of the Option surrendered for exercise. The Shareholder will not be required to deliver any shares of Common Stock upon the exercise of any Option until any such tax for which the Shareholder is not liable under this Section 2.04 shall have been paid.

     2.05 Certain Actions Prohibited. The Shareholder will not, by amendment of its organizational or operating documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities (including, without limitation, the Common Stock), or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Option and in the taking of all such actions as may reasonably be requested by the holder of this Option in order to protect the

                                       3



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exercise privilege of the holder of this Option, consistent with the tenor and purpose of this Option.

3.   ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF OPTION SHARES; FRACTIONAL SHARES

     3.01 Mechanical Adjustments. The number of shares of Common Stock purchasable upon the exercise of this Option and the Exercise Price (including the Quarterly Increase) shall be subject to adjustment as follows:

          (a) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the Common Stock into a greater number of shares or pays a dividend or makes a distribution to holders of the Common Stock in the form of shares of Common Stock, the Exercise Price (including the Quarterly Increase) in effect immediately prior to such subdivision shall be proportionately reduced and the number of Option Shares obtainable upon exercise of this Option shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, the Exercise Price (including the Quarterly Increase) in effect immediately prior to such combination shall be proportionately increased and the number of Option Shares obtainable upon exercise of this Option shall be proportionately decreased.

          (b) Reorganization. In case of any consolidation or merger of the Company with or into any other corporation or Person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any transaction in which in excess of 50% of the Company's voting power is transferred, or any sale of all or substantially all of the assets of the Company (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Option, on exercise hereof at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the Common Stock issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Option immediately prior thereto (all subject to further adjustment as provided in this Option). Notwithstanding the foregoing, if upon the Effective Date of any such Reorganization the consideration to be paid to the shareholders of the Company constitutes exclusively any of (including any combination of) (x) cash or (y) securities of a Person registered under the Securities Act of 1934, as amended, and listed on a national securities exchange or the NASDAQ National Market, then, in each case of clauses (x) and (y), unless the holder exercises this Option prior to or on the Effective Date this Option shall terminate.

          (c) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions, then the Shareholder, subject to the consent of the Required Holders, will make an appropriate adjustment in the Exercise Price and the number of Option Shares obtainable upon exercise of this Option so as to protect the rights of the holders of the Options; provided, that no such adjustment pursuant to this Section 3. will increase the Exercise Price or decrease the number of Option Shares obtainable as otherwise determined pursuant to this
Section 3.

          (d) Miscellaneous. If this Option shall be exercised subsequent to the record date for any of the events referred to in this Section 3.01, but prior to the effective date thereof, appropriate adjustments shall be made immediately after such effective date so that the holder of this Option on such record date shall have received, in the aggregate, the kind and number of shares of Common Stock or other securities or assets that it would have owned or been entitled to receive on such effective date had this Option been exercised prior to such record date.

          (e) Notice of Adjustment. Whenever the number of shares of Common Stock issuable upon the exercise of this Option or the Exercise Price in respect thereof is adjusted, as herein provided, the Shareholder at its expense will furnish the holder of this Option with a certificate prepared by the Shareholder, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. Notwithstanding the foregoing, to the extent the holder is notified by the Company of an event referred to in this Section 3.01, failure by the Shareholder to promptly deliver a certificate of such adjustment or readjustment shall not be a breach of this
Section 3.019(e).

     3.02 Elimination of Fractional Interests. The Shareholder shall not be required upon the exercise of this Option to issue stock certificates representing fractions of shares of Common Stock, but shall instead promptly pay in cash, in lieu of any fractional shares of Common Stock to which such holder would otherwise be entitled if such fractional shares were issuable, an amount equal to the Fair Market Value per share of Common Stock as of the date of such exercise.

     3.03 Right of Action. All rights of action in respect of the Options are vested in the respective registered holders of the Options and any registered holder of any Option, without the consent of the holder of any other Option, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Shareholder to enforce, or otherwise act in respect of, its right to exercise the Options held by it in the manner provided therein.

4.   DEFINITIONS AND ACCOUNTING TERMS

     As used herein, the following terms shall have the following meanings:

     "Common Stock" shall have the meaning assigned to such term in the introductory sentence hereof.

     "Company" shall have the meaning assigned to such term in the introductory sentence hereof.

     "Conning" shall have the meaning assigned to such term in the introductory sentence hereof.

     "Effective Date" shall have the meaning assigned to such term in Section 3.01(b).

     "Encumbrances" shall have the meaning assigned to such term in Section
1.02.

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     "Exercise Price" shall have the meaning assigned to such term in the introductory sentence hereof.

     "Expiration Date" shall mean January 31, 2008.

     "Fair Market Value" shall mean (i) the average of the closing sales prices of the Common Stock on all domestic national securities exchanges on which the Common Stock is listed, or (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, (iii) if on any day the Common Stock is not so listed, the sales price for the Common Stock as of 4:00 P.M., New York time, as reported on the NASDAQ National Market or, (iv) if the Common Stock is not reported on the NASDAQ National Market, the average of the representative bid and asked quotations for the Common Stock as of 4:00 P.M., New York time, as reported on the NASDAQ interdealer system, or any similar successor organization, in each such case averaged over a period of 10 trading days consisting of the day as of which "Fair Market Value" is being determined and the nine (9) consecutive trading days prior to such day. Notwithstanding the foregoing, if at any time of determination either (x) the Common Stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and is not either listed on a national securities exchange or authorized for quotation in the NASDAQ system, or (y) less than 25% of the outstanding Common Stock is held by the public free of transfer restrictions under the Securities Act of 1933, as amended, then Fair Market Value shall mean the price that would be paid per share for the entire common equity interest in the Company in an orderly sale transaction between a willing buyer and a willing seller, taking into account the appropriate lack of liquidity of the Company's securities and any appropriate discount for the minority position represented by the Options and Option Shares, using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale. Fair Market Value shall be determined in good faith negotiations between the Required Holders and the Shareholder. The Required Holders shall have the right to require that an independent investment banking firm mutually acceptable to the Shareholder and the Required Holders determine Fair Market Value, which firm shall submit to the Shareholder and the Option holders a written report setting forth such determination. The expenses of such firm will be borne by the Shareholder, and the determination of such firm will be final and binding upon all parties.

     "Options" shall mean this Option together with all Options issued in exchange, transfer or replacement thereof.

     "Option Shares" shall mean any shares of Common Stock that are issuable upon the exercise of any Option.

     "Person" shall mean an individual, corporation, partnership, joint venture, limited liability company or partnership, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Quarterly Increase" shall mean an additional $0.25 per share of Common Stock for each three month period commencing upon February 15, 2003, as adjusted pursuant to Section 3.

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     "Reorganization" shall have the meaning assigned to such term in Section
3.01(b).

     "Required Holders" shall mean the holders of a majority of the purchase rights represented by the Options as originally issued which remain outstanding and unexercised.

     "Shareholder" shall have the meaning assigned to such term in the introductory sentence hereof.

5.   MISCELLANEOUS

     5.01 No Waiver; Cumulative Remedies. No failure or delay on the part of the holder of this Option in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     5.02 Amendments, Waivers and Consents. Any provision in this Option to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Option may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Shareholder (a) shall obtain consent thereto in writing from the Required Holders, and (b) shall deliver copies of such consent in writing to any holders who did not execute such consent; provided that no consents shall be effective (i) to amend any of the provisions of the Options pertaining to the Exercise Price or the number of shares of Common Stock purchasable upon the exercise of any Option or (ii) to reduce the percentage in interest of the Option Shares the consent of the holders of which is required under this Section
5.02. without the consent of the holders of all Options. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     5.03 Addresses for Notices. Any notice, demand, request, waiver or other communication under this Option shall be in writing and shall be deemed to have been duly given on the date of service, if personally served, on the date of transmission, if sent by facsimile, receipt confirmed, or on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested and postage prepaid, in each case addressed as follows (or to such other address as shall be designated by the applicable party to the other party in writing in compliance with this Section):

          To the Shareholder:            Finn Dixon & Herling LLP
                                         One Landmark Square, Suite 1400
                                         Stamford, CT  06901-2689
                                         Attention:  Michael J. Herling, Esq.
                                         Facsimile Number:  203-348-5777

          If to the Purchaser:           Conning Capital Partners VI, L.P.
                                         CityPlace II
                                         185 Asylum Street
                                         Hartford, CT  06103
                                         Attention: David Young
                                         Facsimile Number:  860-520-1299

          With a copy to:                Morgan, Lewis & Bockius LLP
                                         101 Park Avenue
                                         New York, NY  10178-0060
                                         Attention:  Edward A. Reilly, Jr., Esq.
                                         Facsimile Number:  212-309-6273

     5.04 Binding Effect; Assignment. This Option shall be binding upon and inure to the benefit of each of the Shareholder and the holder hereof and their respective heirs, successors and assigns, except that the Shareholder shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein, except as otherwise provided herein.

     5.05 Severability. The provisions of this Option are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Option shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Option; but the terms of this Option shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     5.06 Governing Law. THIS OPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND WITHOUT GIVING EFFECT TO CHOICE OF LAW PROVISIONS WHICH MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     5.07 Headings. Article, section and subsection headings in this Option are included herein for convenience of reference only and shall not constitute a part of this Option for any other purpose.

     5.08 Specific Enforcement. The Shareholder acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Option were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the holder hereof shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Option and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which it may be entitled at law or equity.

     5.09 Notices of Record Date. In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Company, or any other Person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company or the Shareholder, then and in each such event the Shareholder shall mail or cause to be mailed to the holder of this Option a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and
(iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up; provided that with respect to Sections 5.09(a) and 5.09(b) the Shareholder shall not be required to give notice of the events specified in such Sections until the holder has requested in writing that the Shareholder provide such notice upon such event(s). Such notice by the Shareholder shall be sent by a nationally recognized overnight courier, hand delivery or facsimile at least forty-five
(45) days prior to the date specified in such notice on which such action is to be taken.

     5.10 Additional Restrictions on Exercise. Unless all required approvals shall have been obtained from the New York State Insurance Department to comply with Article 15 of the New York Insurance Law to authorize such exercise, this Option shall not be exercisable by Conning to the extent (but only to the extent) that, if exercised by it, Conning would beneficially own in excess of 9.99% of the outstanding voting securities of the Company. For purposes of this
Section 5.10, beneficial ownership and all determinations and calculations, including, without limitation, with respect to calculations of percentage ownership, shall be determined in accordance with Article 15 of the New York Insurance Law. Conning shall be solely responsible for making the determinations and calculations of its beneficial ownership that are required pursuant to this
Section 5.10.

  [Remainder of Page Left Intentionally Blank; Next Page is the Signature Page]

     WITNESS the signature of the proper officer of the Shareholder as of the date first above written.

                                         BLACKMAN INVESTMENTS, LLC


                                         By:  ______________________________
                                              Name: John N. Blackman, Jr.
                                              Title: Member


                                         By:  ______________________________
                                              Name: Kathleen Blackman
                                              Title: Member

ATTEST:

-----------------------------------
Name:
Title:

                                    Exhibit A

                               FORM OF ASSIGNMENT

                   (To be executed by the registered holder if such holder desires to transfer the Option)

     FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers unto __________________________ the accompanying Option, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ attorney, to transfer the accompanying Option on the books of the Shareholder of such Option, with full power of substitution.

Dated: _______________, _______.

                                             [HOLDER OF OPTION]


                                             By: ___________________________




                                     NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of the accompanying Option or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                   (To be executed by the registered holder if such holder desires to exercise the Option)

To [SHAREHOLDER]

         The undersigned hereby irrevocably elects to exercise the accompanying Option to purchase shares of Common Stock issuable upon the exercise of such Option and requests that certificates for such shares be issued in the name of:

______________________________________________________________________________
(Please print name and address)

______________________________________________________________________________
(Please insert social security number or other identifying number)

If such number of shares of Common Stock shall not be all the shares of Common Stock purchasable upon the exercise of the accompanying Option, a new Option for the balance of such remaining shares of Common Stock shall be registered in the name of and delivered to:

______________________________________________________________________________
(Please print name and address)

______________________________________________________________________________
(Please insert social security number or other identifying number)

Dated: _______________, _______.


                                          [HOLDER OF OPTION]


                                          By:  _______________________________

                                     NOTICE

     The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of the accompanying Option or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.